Exhibit 3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.

Dated: November 6, 2017
FRANKLIN UK BIDCO LIMITED
By:	/s/ Patrick Waldron
Name:	Patrick Waldron
Title:	Chief Executive Officer

FINTRAX US ACQUISITION SUBSIDIARY, INC.
By:	/s/ Patrick Waldron
Name:	Patrick Waldron
Title:	President

FRANKLIN UK MIDCO LIMITED
By:	/s/ Marc Frappier
Name:	Marc Frappier
Title:	Director

FRANKLIN IRELAND TOPCO LIMITED
By:	/s/ Marc Frappier
Name:	Marc Frappier
Title:	Director

LEGENDRE HOLDING 44 SAS
By:	/s/ Nicolas Huet
Name:	Nicolas Huet
Title:	Chief Executive Officer

EURAZEO SE
By:	/s/ Patrick Sayer
Name:	Patrick Sayer
Title:	Chairman of the Executive Board